Exhibit 99.1

Edgewater Establishes $10 Million Credit Facility to Fund Strategic Growth Opportunities

Wakefield, MA, September 25, 2013 – Edgewater Technology, Inc. (NASDAQ: EDGW) (Edgewater), a leading consulting firm that brings a blend of classic and product-based consulting services to its clients, has established a new $10 million three-year credit facility with RBS Citizens, N.A.

The credit facility includes an additional accordion feature that allows Edgewater to request an additional $5 million as needed, extending the total credit facility borrowing capacity to $15 million over its initial three-year term. The credit facility will be used for working capital, including funding growth initiatives, stock repurchases and acquisitions. It is secured by the personal property of Edgewater and Edgewater’s domestic subsidiaries, and is subject to normal covenants.

“This new credit facility, in combination with Edgewater’s demonstrated ability to generate free cash flow from operations, will provide us the financial flexibility to pursue strategic growth opportunities,” commented Shirley Singleton, Edgewater’s Chairman, President and CEO. “Our team would like to thank RBS Citizens for their partnership in establishing this facility, which represents a non-dilutive source of capital that serves to enhance the strength of our balance sheet.”

About Edgewater

Edgewater Technology, Inc. (NASDAQ: EDGW) is a strategic consulting firm delivering a blend of classic and product-based consulting services. Edgewater addresses the market both vertically by industry and horizontally by product and technology specialty, providing its client base with a wide range of business and technology solutions. As one of the largest IT consulting firms based in New England, the company works with clients to reduce costs, improve processes and increase revenue through the judicious use of technology. Edgewater’s brand names include Edgewater Technology, Edgewater Ranzal and Edgewater Fullscope. To learn more, please visit www.edgewater.com.

Forward-Looking Statements

This Press Release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning our expected uses of our new credit facility. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on our current plans or assessments which are believed to be reasonable as of the date of this Press Release. Factors that may cause actual results, goals, targets or objectives to differ materially from those contemplated, projected, forecasted, estimated, anticipated, planned or budgeted in such forward-looking statements include, among others, the following possibilities: (1) failure to obtain new customers or retain significant existing customers; (2) the loss of one or more key executives and/or employees; (3) changes in industry trends, such as a decline in the demand for Enterprise Resource Planning and Enterprise Performance Management solutions, custom development and system integration services and/or declines in industry-wide information technology spending, whether on a temporary or permanent basis and/or delays by customers in initiating new projects or existing project milestones; (4) inability to execute upon growth objectives, including new services and growth in entities acquired by our Company; (5) adverse developments and volatility involving geopolitical or technology market conditions; (6) unanticipated events or the occurrence of fluctuations or variability in the matters identified under “Critical Accounting Policies” in our 2012 Annual Report on Form 10-K; (7) delays in, or the failure of, our sales pipeline being converted to billable work and recorded as revenue; (8) termination by clients of their contracts with us or inability or unwillingness of clients to pay for our services, which may impact our accounting assumptions; (9) inability to recruit and retain professionals with the high level of information technology skills and experience needed to provide our services; (10) failure to expand outsourcing services to generate additional revenue; (11) any changes in ownership of the Company or otherwise that would result in a limitation of the net operating loss carry forward under applicable tax laws; (12) the failure of the marketplace to embrace advisory and product-based consulting services; (13) changes in our utilization levels; and/or (14) failure to make a successful claim against the Fullscope escrow account. In evaluating these statements, you should specifically consider various factors described above as well as the risks outlined under “Part I - Item IA Risk Factors” in our 2012 Annual Report on Form 10-K filed with the SEC on March 8, 2013. These factors may cause our actual results to differ materially from those contemplated, projected, anticipated, planned or budgeted in any such forward-looking statements.

Although we believe that the expectations in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, growth, earnings per share or achievements. However, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. Except as required by law, we undertake no obligation to update any of the forward-looking statements after the date of this Press Release to conform such statements to actual results.

Company Contact:

Timothy R. Oakes

Chief Financial Officer

(781) 246-3343

Investor Relations:

Liolios Group, Inc.

Cody Slach or Greg Falesnik

(949) 574-3860

EDGW@liolios.com

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